Exhibit 10.9

BNY AND CUSTOMER CONFIDENTIAL	EXECUTION VERSION

CUSTODY AGREEMENT

By and Between

THE BANK OF NEW YORK MELLON

And

THE MORGAN STANLEY TRUSTS AS LISTED ON APPENDIX A

TABLE OF CONTENTS

Page

1.	DEFINITIONS	1

2.	APPOINTMENT OF CUSTODIAN; ACCOUNTS	3

2.1.	Appointment of Custodian	3
2.2.	Establishment of Accounts	4

3.	AUTHORIZED PERSONS AND INSTRUCTIONS; ELECTRONIC ACCESS	4

3.1.	Authorized Persons	4
3.2.	Instructions	4
3.3.	BNY Actions Without Instructions	6
3.4.	Funds Transfers	6
3.5.	Electronic Access	6

4.	AGENTS	6

4.1.	Use of Agents	6

5.	TAX MATTERS	7

5.1.	Responsibility for Taxes	7
5.2.	Payments	7

6.	CREDITS AND ADVANCES	7

6.1.	Advances	7
6.2.	Repayment	7
6.3.	Securing Repayment	8
6.4.	Setoff	8

7.	STATEMENTS; BOOKS AND RECORDS; THIRD PARTY DATA	8

7.1.	Statements	8
7.2.	Books and Records	9
7.3.	Third Party Data	9
7.4.	Information Security	9
7.5.	Reserved.	12

8.	DISCLOSURES	13

8.1.	Foreign Exchange Transactions	13
8.2.	Investment of Cash	13

9.	REGULATORY MATTERS	13

9.1.	USA PATRIOT Act	13
9.2.	Sanctions; Anti-Money Laundering	13

10.	COMPENSATION	15

10.1.	Fees and Expenses	15
10.2.	Other Compensation	15

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TABLE OF CONTENTS (continued)

Page

11.	REPRESENTATIONS, WARRANTIES AND COVENANTS	15

11.1.	BNY	15
11.2.	Customer	16

12.	LIABILITY	16

12.1.	Standard of Care	16
12.2.	Limitation of Liability	16
12.3.	Force Majeure	17
12.4.	Indemnification	18

13.	CONFIDENTIALITY	18

13.1.	Confidentiality Obligations	18
13.2.	Exceptions; Return or Destruction of Confidential Information.	19

14.	TERM AND TERMINATION	19

14.1.	Term	19
14.2.	Termination	20
14.3.	Effect of Termination; Transition	20
14.4.	Survival	21

15.	GENERAL	21

15.1.	Assignment	21
15.2.	Amendment	21
15.3.	Governing Law/Forum	21
15.4.	Reserved.	22
15.5.	Non-Fiduciary Status	22
15.6.	Notices	22
15.7.	Entire Agreement	22
15.8.	No Third Party Beneficiaries	23
15.9.	Counterparts/Facsimile	23
15.10.	Interpretation	23
15.11.	No Waiver	23
15.12.	Headings	23
15.13.	Severability	24
15.14.	Several Nature of Customer Obligations	24

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EXECUTION VERSION

CUSTODY AGREEMENT

This Custody Agreement (or this “Agreement”) is made and entered into as of the latest date set forth on the signature page hereto (the “Effective Date”) by and between THE BANK OF NEW YORK MELLON, a New York state chartered bank (“BNY”), and the Morgan Stanley Trusts as listed on Appendix A (each, a “Customer” and, collectively, as Appendix A may be amended from time to time, the “Customers”). BNY and Customer are collectively referred to as the “Parties” and individually as a “Party”.

This Agreement shall constitute separate agreements, each between a single Customer and BNY, as if such Customer had executed a separate Agreement naming only itself as the Customer, and no Customer shall have any liability for the obligations of any other Customer.

RECITALS

WHEREAS, Customer wishes to appoint BNY as the custodian of certain of its assets, and BNY is willing to provide such services on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound, the Parties agree as follows.

1.	DEFINITIONS

Whenever used in this Agreement, the following words have the meanings set forth below:

“Account” or “Accounts” has the meaning set forth in Section 2.2.

“Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by or under common control with such entity.

“Agreement” means, collectively, this Custody Agreement, any Exhibits hereto and any other documents incorporated herein by reference.

“Anti-Money Laundering Laws” means all anti-money laundering and counter-terrorist financing laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the U.S. Bank Secrecy Act, the U.S.A. PATRIOT Act, and regulations of the U.S. Treasury Department which implement such acts) or any other applicable domestic or foreign authority with jurisdiction over Customer.

“Assets” has the meaning set forth in Section 2.1(a).

“Authorized Person” has the meaning set forth in Section 3.1.

“BNY” has the meaning set forth in the introductory paragraph.

“Cash” means the money and currency of any jurisdiction which BNY accepts for deposit in an Account.

“Confidential Information” means, with respect to a Party, the terms of this Agreement and all non-public business and financial information or other information designated as confidential or proprietary information, of such Party (including, with respect to Customer, information regarding the Accounts, and with respect to BNY, information regarding its practices and procedures related to the services provided hereunder) disclosed to the other Party in connection with this Agreement.

“Customer” has the meaning set forth in the introductory paragraph.

“Data Terms Website” means http://www.bny.com/products/assetservicing/vendoragreement.pdf or any successor website the address of which is provided by BNY to Customer.

“Effective Date” has the meaning set forth in the introductory paragraph.

“Electronic Access Services” means such services made available by BNY or a BNY Affiliate to Customer to electronically access information relating to the Accounts and/or transmit Instructions.

“Foreign Depository” means each eligible securities depository identified by BNY to Customer from time to time.

“Instructions” means, with respect to this Agreement, instructions issued to BNY by way of (a) one of the following methods (each as and to the extent specified by BNY as available for use in connection with the services hereunder): (i) the Electronic Access Services; (ii) third-party electronic communication services containing, where applicable, appropriate authorization codes, passwords or authentication keys, or otherwise appearing on their face to have been transmitted by an Authorized Person or (iii) third-party institutional trade matching utilities used to effect transactions in accordance with such utility’s customary procedures or (b) such other method as may be agreed upon by the Parties and that appear on their face to have been transmitted by an Authorized Person.

“Market Data” means pricing, valuations or other commercially sourced data applicable to any security. Market Data also includes security identifiers, bond ratings and classification data.

“Market Data Providers” means vendors and analytics providers and any other Person providing Market Data to BNY.

“Oral Instructions” means, with respect to this Agreement, spoken instructions issued to BNY and reasonably believed by BNY to be from an Authorized Person.

“Party” or “Parties” has the meaning set forth in the introductory paragraph.

“Person” or “Persons” means any entity or individual.

“Sanctions” means all economic sanctions laws, rules, regulations, executive orders and requirements administered by any governmental authority of the United States (including the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury) and any other applicable domestic or foreign authority with jurisdiction over Customer.

“Series” means the respective portfolios, if any, of Customer listed on Appendix A to this Agreement. If no portfolios are listed on Appendix A to this Agreement then a reference to a Series means Customer.

“Standard of Care” has the meaning set forth in Section 12.1.

“Tax Obligations” means taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses.

“Term” has the meaning set forth in Section 14.1.

“Third Party Data” has the meaning set forth in Section 7.3(a).

2.	APPOINTMENT OF CUSTODIAN; ACCOUNTS

2.1.	Appointment of Custodian

(a)	Customer hereby appoints BNY as custodian of all Cash to be held under, and in accordance with the terms of, this Agreement (collectively, “Assets”), and BNY hereby accepts such appointment. The Parties acknowledge and agree that BNY’s duties pursuant to such appointment will be limited solely to those duties expressly undertaken pursuant to this Agreement.

As set forth within this Agreement and subject to the Standard of Care, BNY shall have general responsibility for the safekeeping of all Assets of Customer that are received and accepted by BNY under this Agreement. All Assets shall be segregated on BNY’s books and records from property held by BNY for the account of BNY’s other customers. All such Assets will be held or disposed of by BNY subject to the terms of this Agreement and BNY’s receipt of Instructions from Customer concerning the Assets as set forth within this Agreement (which may be standing Instructions if accepted by BNY).

(b)	Notwithstanding the foregoing, BNY has no obligation:

(i)	With respect to any Assets until they are actually received in an Account;

(ii)	To inquire into, make recommendations, supervise or determine the suitability of any transactions affecting any Account or to question any Instructions;

(iii)	To determine the adequacy of title to, or the validity or genuineness of, any Assets received by it or delivered by it pursuant to this Agreement; or

(iv)	With respect to any matters related to: the establishment, maintenance operation or termination of Customer; or the offer, sale or distribution of the shares of, or interests in, Customer.

(c)	Cash held hereunder may be subject to additional deposit terms and conditions issued by BNY from time to time, including rates of interest and deposit account access.

2.2.	Establishment of Accounts

(a)	BNY will establish and maintain a separate account in the name of each Customer (or in another name requested by the Customer that is acceptable to BNY) for the deposit and collection of the Assets in any currency supported and received by or on behalf of BNY for the account of such Customer and for each Series in which BNY will hold Assets relating to the relevant Series as provided herein (each, an “Account,” and collectively, the “Accounts”). The Account of each Customer and each Series established under this Agreement shall be maintained separately from the Account of each other Customer or Series. Each such Account may be denominated in U.S. Dollars. Any amount standing to the credit of the Accounts is a debt due from BNY, as a deposit liability. BNY will maintain, at all times during the term of this Agreement, errors and omissions insurance, fidelity bonds and such other insurance as BNY may deem appropriate, in each case in a commercially reasonable amount deemed by BNY to be sufficient to cover its potential liabilities under this Agreement. Upon reasonable request, BNY agrees to provide Customer with certificates of Insurance.

3.	AUTHORIZED PERSONS AND INSTRUCTIONS; ELECTRONIC ACCESS

3.1.	Authorized Persons

Promptly following the Effective Date, Customer and/or its designee (including any of Customer’s investment managers) will furnish BNY with one or more written lists or other documentation acceptable to BNY specifying the names and titles of, or otherwise identifying, all Persons authorized to act on behalf of Customer (with respect to a particular Series, if applicable) with respect to this Agreement (each, an “Authorized Person”). Customer will be responsible for keeping such lists and/or other documentation current, and will update such lists and/or other documentation, as necessary from time to time, pursuant to Instructions.

3.2.	Instructions

(a)	Except as otherwise expressly provided in this Agreement, BNY will have no obligation to take any action hereunder unless and until it receives Instructions issued in accordance with this Agreement.

(b)	Customer will be responsible for ensuring that (i) only Authorized Persons issue Instructions to BNY and (ii) all Authorized Persons safeguard and treat with extreme care any user and authorization codes, passwords and authentication keys used in connection with the issuance of Instructions.

(c)	Where Customer may or is required to issue Instructions, such Instructions will be issued by an Authorized Person.

(d)	BNY will be entitled to deal with any Authorized Person until notified otherwise pursuant to Instructions, and will be entitled to act and rely upon any Instruction received by BNY.

(e)	All Instructions must include all information necessary, and must be delivered using such methods and in such format as BNY may require and be received within BNY’s established cut-off times and otherwise in sufficient time, to enable BNY to act upon such Instructions.

(f)	BNY may in its sole discretion decline to act upon any Instructions that do not comply with requirements set forth in Section 3.2(e) or that conflict with applicable law or regulations or BNY’s operating policies and practices, in which event BNY will promptly notify Customer.

(g)	Customer acknowledges that while it is not part of BNY’s normal practices and procedures to accept Oral Instructions, BNY may in certain limited circumstances accept Oral Instructions. In such event, such Oral Instructions will be deemed to be Instructions for purposes of this Agreement. An Authorized Person issuing such an Oral Instruction will promptly confirm such Oral Instruction to BNY in writing. Notwithstanding the foregoing, Customer agrees that the fact that such written confirmation is not received by BNY, or that such written confirmation contradicts the Oral Instruction, will in no way affect (i) BNY’s reliance on such Oral Instruction or (ii) the validity or enforceability of transactions authorized by such Oral Instruction and effected by BNY.

(h)	Customer acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method selected by the sender. Customer agrees that the security procedures, if any, to be followed by Customer and BNY with respect to the transmission and authentication of Instructions provide to Customer a commercially reasonable degree of protection in light of its particular needs and circumstances.

(i)	Reserved.

(j)	BNY will have no obligation to act in accordance with purported Instructions to the extent BNY reasonably believes that they are ambiguous or unclear or conflict with the terms of this Agreement or applicable law; provided, however, that BNY will have no obligation to ensure that any instruction received by it would not contravene any of the terms of this Agreement or any such law.

(k)	BNY will provide Customer with commercially reasonable notification in light of the relevant circumstances if it decides not to act in accordance with purported Instructions and such notice will specify the reasons for its determination.

3.3.	BNY Actions Without Instructions

Notwithstanding anything to the contrary set forth in this Agreement, Customer hereby authorizes BNY, without Instructions, to take any administrative or ministerial actions with respect to the Accounts that it deems reasonably necessary or appropriate to perform its obligations under this Agreement, including the following:

(a)	Receive income and other payments due to the Accounts;

(b)	Endorse for collection checks, drafts or other negotiable instruments received on behalf of the Accounts; and

(c)	Execute and deliver, solely in its capacity as custodian, certificates, documents or instruments incidental to BNY’s performance under this Agreement.

3.4.	Funds Transfers

With respect to each Instruction for a Cash transfer, when the Instruction is to credit or pay a party by both a name and a unique numeric or alpha-numeric identifier (e.g., IBAN or ABA or account number), BNY and any other bank participating in the Cash transfer will be entitled to rely solely on such numeric or alpha-numeric identifier, even if it identifies a party different from the party named. Such reliance on an identifier will apply to beneficiaries named in the Instruction, as well as any financial institution that is designated in the Instruction to act as an intermediary in such Cash transfer. To the extent permitted by applicable law, the Parties will be bound by the rules of any transfer system used to effect a Cash transfer under this Agreement.

3.5.	Electronic Access

If Customer elects to use the Electronic Access Services in connection with this Agreement, the use thereof will be subject to any terms and conditions contained in a separate written agreement between the Parties or their Affiliates. If an Authorized Person elects, with BNY’s prior consent, to transmit Instructions through a third-party electronic communications service, BNY will not be responsible or liable for the reliability or availability of any such service.

4.	AGENTS

4.1.	Use of Agents

BNY may appoint agents, including BNY Affiliates, on such terms and conditions as it deems appropriate to perform its obligations hereunder. Except as otherwise specifically provided herein, no such appointment will discharge BNY from its obligations hereunder. BNY shall provide commercially reasonable notice in light of the relevant circumstances of the appointment of an agent to perform a material service hereunder to Customer.

5.	TAX MATTERS

5.1.	Responsibility for Taxes

Customer will be responsible and liable for all Tax Obligations with respect to any Assets held on behalf of Customer and any transaction related thereto. Customer acknowledges and agrees that BNY and its Affiliates are not tax advisers and will not under any circumstances provide tax advice to Customer. Customer will obtain its own independent tax advice for any tax-related matters.

5.2.	Payments

Where BNY receives Instructions to make distributions or transfers out of an Account in order to pay Customer’s third-party service providers, Customer acknowledges that in making such payments BNY is acting in an administrative or ministerial capacity, and not as the payor, for tax information reporting and withholding purposes.

6.	CREDITS AND ADVANCES

6.1.	Advances

If BNY receives an Instruction that, if processed, would result in an overdraft in an Account, BNY may, in its sole discretion, advance funds in any currency hereunder.

6.2.	Repayment

If: (a) BNY has advanced funds to an Account; (b) an overdraft has occurred in an Account (including overdrafts incurred in connection with funds transfers or foreign exchange transactions) or (c) Customer is for any other reason indebted to BNY, Customer agrees to repay BNY (on demand or upon becoming aware thereof) the amount of such advance, overdraft or indebtedness, plus accrued interest at a rate then charged by BNY to its institutional custody clients in the relevant currency.

6.3.	Securing Repayment

In order to secure repayment of Customer’s obligations and liabilities relating to a Series (whether or not matured) to BNY or any BNY Affiliate, whether or not relating to or arising under this Agreement, and without limiting BNY’s or such BNY Affiliate’s rights under applicable law or any other agreement, Customer hereby pledges and grants to BNY and such BNY Affiliate, and agrees BNY and such BNY Affiliate will have to the maximum extent permitted by law, a continuing first lien and security interest in: (a) all of Customer’s and such Series’ right, title and interest in and to the Account relating to such Series and the Assets now or hereafter held in such Account (including proceeds thereof) and (b) any other property at any time held by BNY or any BNY Affiliate relating to such Series; provided that Customer does not hereby grant a security interest in any securities issued by an affiliate (as defined in Section 23A of the U.S. Federal Reserve Act) of BNY. Customer represents, warrants and covenants that it owns the Assets in the Accounts, and such other property at any time held by BNY or any BNY Affiliate relating to Customer, free and clear of all liens, claims and security interests (except as otherwise acknowledged in writing by BNY), and that the first lien and security interest granted herein with respect to each Series will be subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any third party (other than specific liens granted preferred status by statute). Customer will take any additional steps required to assure BNY of such priority security interest, including notifying third parties or obtaining their consent. BNY will be entitled to collect from the relevant Account sufficient Cash for reimbursement. In this regard, BNY will be entitled to all the rights and remedies of a pledgee, secured creditor and/or securities intermediary under applicable laws, rules and regulations as then in effect as if Customer or the relevant Series is in default.

6.4.	Setoff

BNY has the right to debit any Cash held in an Account for a Customer for any amount payable by such Customer in connection with any and all obligations and liabilities (whether or not matured) of such Customer to BNY or any BNY Affiliate whether or not relating to or arising under this Agreement. In addition to the rights of BNY or such BNY Affiliate under applicable law or any other agreement, at any time when a Customer has not honored any of its obligations relating to a Series to BNY or such BNY Affiliate, BNY will have the right, upon providing prior written notice to such Customer within a commercially reasonable time in light of the relevant circumstances, to retain or set-off against any obligations relating to such Customer any cash BNY or any BNY Affiliate may directly or indirectly hold with respect to such Customer and any obligations (whether or not matured) that BNY or any BNY Affiliate may have with respect to such Customer in any currency. Any such cash or obligation relating to such Customer may be transferred to BNY and any BNY Affiliate in order to effect the above rights. Notwithstanding any other provision of this Agreement, BNY shall not have the right to setoff, debit or otherwise apply the Cash held in an Account for one Customer against the obligations, liabilities or indebtedness of any other Customer. Each Customer’s obligations under this Agreement are several and not joint, and the Cash of each Customer shall be held separately and may only be applied to satisfy that Customer’s own obligations to BNY or any BNY Affiliate.

7.	STATEMENTS; BOOKS AND RECORDS; THIRD PARTY DATA

7.1.	Statements

BNY will make available to Customer, through the Electronic Access Services, a monthly statement (or report for such other time period as the Parties may agree upon from time to time) reflecting all transfers to or from the Accounts during such month and all holdings in the Accounts as of the last business day of such month (or as of such other date(s) as the Parties may agree from time to time). Customer will promptly review each such statement and, within ninety (90) days of when such statement is made available by BNY, notify BNY of any exception or objection thereto. Notwithstanding the foregoing, Customer may notify BNY of any such exceptions or objections at any time; provided, however, that BNY will not be responsible or liable for any losses that could have been mitigated had such notice been provided during such ninety (90) day period.

7.2.	Books and Records

The books and records directly pertaining to the Accounts which are in the possession of BNY will be the property of Customer. BNY will identify on its books and records the Assets belonging to Customer with respect to each Series. Customer and its authorized representatives will have the right, at Customer’s own expense and with reasonable prior written notice to BNY, to have reasonable access to those books and records directly pertaining to the Accounts. Any such access will occur during BNY’s normal business hours and will be subject to BNY’s applicable security policies and procedures. Upon Customer’s reasonable request, copies of those books and records directly pertaining to the Accounts will be provided by BNY to Customer or its authorized representative.

7.3.	Third Party Data

(a)	Customer acknowledges that BNY will be receiving, utilizing and relying on Market Data and other data provided by Customer and/or by third parties in connection with its performance of the services hereunder (collectively, “Third Party Data”). BNY is entitled to rely without inquiry on all Third Party Data provided to BNY hereunder (and all Instructions related to Third Party Data), and BNY makes no assurances or warranties in relation to the accuracy or completeness of Third Party Data and will not be responsible or liable for any losses or damages incurred as a result of any Third Party Data that is inaccurate or incomplete. BNY may follow Instructions with respect to Third Party Data, even if such Instructions direct BNY to override its usual procedures and data sources or if BNY, in performing services for itself or others (including services similar to those performed for Customer), receives different Third Party Data for the same or similar Assets.

(b)	Certain Market Data may be the intellectual property of Market Data Providers, which impose additional terms and conditions upon Customer’s use of such Market Data. Such additional terms and conditions can be found on the Data Terms Website. Customer agrees to those terms and conditions as they are posted on the Data Terms Website from time to time.

7.4.	Information Security

(a)	During the Term of this Agreement, BNY will implement, and maintain an information security program (“ISP”) with written policies and procedures reasonably designed to protect the confidentiality and integrity of Customer’s Confidential Information provided to BNY in accordance with this Agreement and when in BNY’s possession or under BNY’s control (“Customer Data”). The ISP will include administrative, technical and physical safeguards, appropriate to the type of Customer Data concerned, reasonably designed to: (i) maintain the integrity, confidentiality and availability of Customer Data; (ii) protect against anticipated threats or hazards to the security or integrity of Customer Data; (iii) protect against unauthorized access to or use of Customer Data that could result in substantial harm or inconvenience to Customer or its clients; and, (iv) provide for secure disposal of Customer Data. BNY’s program is dynamic and may be modified to address technological changes or changes in the threat landscape, BNY’s business activities or other factors. BNY reserves the right to modify the ISP at any time, provided that BNY shall not diminish the overall level of protection the ISP is intended to provide.

(b)	Logging. The ISP will require the maintenance of network and application logs as part of BNY’s security information and event management processes. Logs are retained in accordance with law applicable to BNY’s provision of the services as well as BNY’s applicable policies. BNY uses various tools in conjunction with such logs, which may include behavioral analytics, security monitoring case management, network traffic monitoring and analysis, IP address management and full packet capture. Logs may be centralized and correlated for security event alerting.

(c)	Data Security.

(i)	Identity & Access Management. BNY will implement reasonable and industry recognized user access rules for users accessing Customer Data based on the need to know and the principle of least privilege, including user ID and password requirements, session timeout and reauthentication requirements, unsuccessful login attempt limits, privileged access limits and multifactor authentication or equivalent safeguard where risk factors indicate that single factor is inadequate. BNY’s identity and access management processes include the identification, authentication, authorization and periodic recertification of information users at BNY.

(ii)	Data Segregation. The ISP will require that: (i) Customer Data is stored in either physically or logically segregated databases from other BNY data; and (ii) different databases are maintained for development, testing, staging and production environments used in the provision of services.

(iii)	Encryption. BNY will: (i) encrypt Customer Data in transit to an external network using transport layer security or other encryption method; and (ii) protect Customer Data at rest, in each case as BNY determines to be appropriate in accordance with the ISP and law applicable to BNY’s provision of the services.

(iv)	Remote Access. The ISP will restrict remote access to the BNY systems used to provide the services to authorized users using multifactor authentication or equivalent safeguard, and will require such access to be logged.

(v)	Devices. BNY will restrict the transfer of Customer Data from its network to mass storage devices. BNY will use a mobile device management system or equivalent tool when mobile computing is used to provide the services. Applications on such authenticated devices will be housed within an encrypted contained and BNY will maintain the ability to remote wipe the contents of the container.

(vi)	Disposal. BNY will maintain chain of custody procedures and require that any Customer Data requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods.

(vii)	Physical Security. BNY will deploy perimeter security such as barrier access controls around its facilities processing or storing Customer Data. The ISP will include: (i) procedures for validating visitor identity and authorization to enter the premises, which may include identification checks, issuance of identification badges and recording of entry purpose of visit; and (ii) physical security policies for personnel, such as a “clean desk” policy. In accordance with its ISP and applicable law, BNY will install closed circuit television (“CCTV”) systems and CCTV recording systems to monitor and record access to controlled areas, such as data centers and server rooms.

(d)	Audit Rights.

(i)	BNY shall, no more than once in a 12 month period: (i) upon request, provide a copy of its most recent System and Organization Controls (SOC) or equivalent external audit report to Customer, which Customer may disclose solely to its internal or external auditors that are subject to written confidentiality obligations to use reasonable care to safeguard the report and not to disclose the report to any third party or use the report for any purpose other than evaluating BNY’s security controls; (ii) engage a third party provider to perform penetration testing of the BNY systems used to provide the services (subject to agreed upon rules of engagement) and, upon request, provide Customer confirmation of such testing; and (iii) upon request, participate in Customer’s reasonable information security due diligence questionnaire process.

(ii)	BNY shall also, no more than once in any 12-month period and upon request, on a mutually agreed date during business hours and subject to BNY’s facility security policies and availability of personnel

(A)	Meet with Customer subject matter experts in a BNY clean room to review information security policies, procedures and similar related information; provided that no documentation may be copied, disclosed to any third party, or transmitted or removed from BNY premises except as mutually agreed in writing; and

(B)	Permit access to a BNY data center used to process Customer Data and provide the services by no more than 3 Customer representatives, including employees of a regulatory or supervisory authority of Customer that is also a regulatory or supervisory authority of BNY, for a maximum of 3 hours in order to conduct a visual inspection of the environment and its controls.

(C)	Notwithstanding any other provision in the Agreement to the contrary, Customer shall not disclose any verbal or written information obtained during the foregoing meetings described in the above subjections 7.4(a)(iii)(B)(1) and (2) to any third party or use it for any purpose other than evaluating BNY’s security controls, without BNY’s prior written consent. Customer shall reimburse BNY for any costs and expenses reasonably incurred in connection with Customer’s review (including that of the regulatory or supervisory authority personnel) of BNY’s security controls and data center.

(e)	Security Incident Management & Breach Notification.

(i)	BNY will maintain a documented incident management process designed to detect security events and respond to the same.

(ii)	In the event of a declared Security Incident, BNY will activate its incident response plan, including to: (i) notify Customer within three business days; (ii) provide updates to Customer regarding BNY’s response; and, (iii) use reasonable efforts to implement measures designed to prevent reoccurrence of Security Incidents of a similar nature.

(A)	“Security Incident” means any known: (i) breach of nonpublic personal information as defined in the Gramm-Leach-Bliley Act of 1999 (“NPPI”) that is notifiable under state law; or (ii) unauthorized access to, disruption, or misuse of a component of BNY’s network that directly impacts its provision of the Services.

(f)	BNY will implement business continuity and disaster recovery plans designed to minimize interruptions of service and enhance recovery of systems and applications used to provide the Services under this Agreement. Such plans will cover the facilities, systems, backups, applications and employees that are critical to the provision of the Services, and such plans will be tested regularly to assess if the recovery strategies, requirements and protocols are viable and sustainable. BNY will maintain encrypted data backups to the same extent that the data is encrypted in the production environment based on BNY’s policies.

7.5.	Reserved.

8.	DISCLOSURES

8.1.	Foreign Exchange Transactions

In connection with this Agreement, Customer may enter into foreign exchange transactions (including foreign exchange hedging transactions) with BNY or a BNY Affiliate acting as a principal or otherwise through customary channels. Customer may issue standing Instructions with respect to any such foreign exchange transactions, subject to any rules or limitations that may apply to any foreign exchange facility made available to Customer. With respect to any such foreign exchange transactions, BNY or such BNY Affiliate is acting as a principal counterparty on its own behalf and is not acting as a fiduciary or agent for, or on behalf of, Customer, a Series, an investment manager or any Account.

8.2.	Investment of Cash

In connection with this Agreement, Customer may issue standing Instructions to invest Cash in one or more sweep investment vehicles. Such investment vehicles may be offered by a BNY Affiliate or by a client of BNY, and BNY may receive compensation therefrom. By making investment vehicles available, BNY and its Affiliates will not be deemed to have recommended, endorsed or guaranteed any such investment vehicle in any way or otherwise to have acted as a fiduciary or agent for, or on behalf of, Customer, its investment manager or any Account. BNY will have no liability for any loss incurred on any such investments. Customer understands that Cash may be uninvested if it is received or reconciled to an Account after the applicable deadline to be swept into Customer’s selected investment vehicle.

9.	REGULATORY MATTERS

9.1.	USA PATRIOT Act

Section 326 of the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (including its implementing regulations) requires BNY to implement a customer identification program pursuant to which BNY must obtain certain information from Customer in order to verify Customer’s identity prior to establishing an Account. Accordingly, prior to establishing an Account, Customer will be required to provide BNY with certain information, including Customer’s name, physical address, tax identification number and other pertinent identifying information, to enable BNY to verify Customer’s identity. Customer acknowledges that BNY cannot establish an Account unless and until BNY has successfully performed such verification.

9.2.	Sanctions; Anti-Money Laundering

(a)	Throughout the Term of this Agreement, Customer will: (i) have in place and implement, or will be subject to, policies and procedures reasonably designed to comply with Sanctions; (ii) have in place and will implement, or will be subject to, policies and procedures reasonably designed to (a) prevent violations of Sanctions, including measures to accomplish effective and timely scanning of all relevant data with respect to its clients (to the extent the Assets are client Assets) and with respect to incoming or outgoing assets or transactions relating to this Agreement and (b) ensure that neither Customer nor any of its controlled Affiliates, directors, officers, or employees or clients (to the extent the Assets are client assets) is an individual or entity that is, or is owned or controlled by an individual or entity that is: (A) the target of Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive Sanctions; and (iii) will not, directly or indirectly, use the Accounts in any manner that would result in a violation by Customer or BNY of Sanctions. BNY has adopted and implemented, and will continue to maintain and implement, compliance programs reasonably designed to comply with the anti-money laundering and sanctions laws applicable to BNY’s provision of Services hereunder. To the fullest extent permitted by law, each of BNY and Customer shall provide commercially reasonable in light of the relevant circumstances notice to the other Party if it becomes aware, through screening or otherwise, of property or transactions in connection with this Agreement that require blocking pursuant to Sanctions and/or reporting to an applicable Sanctions authority, including OFAC.

(b)	Customer acknowledges and agrees that, in connection with the services provided by BNY under this Agreement, each of Customer’s authorized participants is not a customer of, or joint customer with, BNY. Customer (and not BNY) has the responsibility to, and will, fulfill any of Customer’s compliance requirements or obligations with respect to each of its authorized participants and/or direct investors under all Anti-Money Laundering Laws. Without limiting any obligation imposed on Customer by Anti-Money Laundering Laws, throughout the term of this Agreement, Customer will maintain a compliance program with respect to its direct investors, if any, that includes the following as required by applicable law: (i) a know-your-customer program in order to understand and verify the identity of each authorized participant and/or direct investor, in accordance with the requirements of the Bank Secrecy Act and the relevant regulations thereunder, (ii) a transaction surveillance and monitoring program, and (iii) a policy for identifying and reporting any suspicious transactions and/or activities with respect to each authorized participant and/or direct investor to the appropriate law enforcement and regulatory authorities and to BNY where related to the services provided by BNY hereunder to the extent permitted by law.

(c)	Customer will, to the extent permitted by applicable law promptly provide to BNY such information as BNY reasonably requests in writing in connection with the matters referenced in this Section 9.2, including information regarding (i) the Accounts, (ii) the Assets and the source thereof, (iii) the identity of any individual or entity having or claiming an interest therein, and (iv) Customer’s anti-money laundering and Sanctions compliance programs and any related records and/or transaction information, including with respect to any investor, regardless of whether such request is made under USA PATRIOT Act Section 314(b) (where applicable). Customer will, to the extent permitted by applicable law, cooperate with BNY and provide assistance reasonably requested by BNY in connection with any anti-money laundering and terrorist financing or Sanctions, government or regulatory inquiries. Prior to delivering to BNY the assets of any authorized participant, Customer will obtain from each such authorized participant, and will continue to maintain in effect throughout the Term of this Agreement, any consents or waivers that may be required under applicable law in order to comply with the foregoing obligations.

(d)	BNY may decline to act or provide services in respect of any Account, and take such other actions as it, in its reasonable discretion, deems necessary or advisable, in connection with the matters referenced in this Section 9.2. If BNY declines to act or provide services as provided in the preceding sentence, except as otherwise prohibited by applicable law or official request, BNY will inform Customer as soon as reasonably practicable.

10.	COMPENSATION

10.1.	Fees and Expenses

In consideration of BNY’s services provided hereunder, Customer will (a) pay to BNY the fees set forth in the agreed upon fee schedule (as such fee schedule may be amended by BNY and Customer from time to time upon mutual agreement) and (b) reimburse BNY for reasonable out-of-pocket and incidental expenses incurred by BNY in connection therewith. Unless otherwise agreed by the Parties, such amounts will be payable to BNY within thirty (30) days of Customer’s receipt of the relevant invoice. Without limiting BNY’s other rights set forth in this Agreement, BNY may charge interest on overdue amounts at a rate then charged by BNY to its institutional custody clients in the relevant currency.

10.2.	Other Compensation

(a)	Customer acknowledges that, as part of BNY’s compensation, BNY will earn interest on Cash balances held by BNY (including disbursement balances, balances arising from purchase and sale transactions and when Cash otherwise remains uninvested) as provided in BNY’s compensation disclosures.

(b)	Where a processing error has occurred under this Agreement that results in an unintended gain, provided that Customer is put in the same or equivalent position as it would have been in had such processing error not occurred, any such gain will be solely for the account of BNY without any duty to report such gain to Customer.

11.	REPRESENTATIONS, WARRANTIES AND COVENANTS

11.1.	BNY

BNY represents and warrants that: (a) it is duly organized, validly existing and in good standing in its jurisdiction of organization; (b) it has the requisite corporate power and authority to enter into and to carry out the transactions contemplated by this Agreement and (c) the individual executing this Agreement on its behalf has the requisite authority to bind BNY to this Agreement.

11.2.	Customer

(a)	Customer represents and warrants that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of organization; (ii) it has the requisite corporate power and authority to enter into and to carry out the transactions contemplated by this Agreement and (iii) the individual executing this Agreement on its behalf has the requisite authority to bind Customer to this Agreement.

(b)	Customer represents and warrants that all actions taken, or to be taken, by or on behalf of Customer in connection with establishing, maintaining, operating or termination Customer (including, any offer, sale or distribution of the shares of, or interest in, Customer) shall be done in material compliance with all applicable U.S. state and federal securities laws and regulations and all other applicable laws and regulations of all applicable jurisdictions.

12.	LIABILITY

12.1.	Standard of Care

In performing its duties under this Agreement, BNY will exercise the same standard of care and diligence that a professional custodian engaged in the banking or trust company industry and having professional expertise in financial and securities processing transactions and custody would exercise in similar circumstances, taking into account the prevailing rules, practices, procedures and circumstances in the relevant market, and acting without bad faith, negligence or willful misconduct (“Standard of Care”).

12.2.	Limitation of Liability

(a)	BNY’s liability arising out of or relating to this Agreement will be limited solely to those direct damages caused by BNY’s failure to perform its obligations under this Agreement in accordance with the Standard of Care, subject to the clarifications and exceptions set forth in this Section 12.

(i)	Consistent with Section 4.1 herein and subject to the Standard of Care, BNY will be liable for direct costs, expenses, damages, liabilities or claims incurred by the Customer as a result of the acts or failures to act by any subcontractor, agent, or outsourcing party to the extent that BNY itself would be liable for such acts or omissions under this Agreement had it performed or not performed the relevant act or omission itself, except as provided in this Section 12.

(ii)	Each Party (and their respective Affiliates) will have a duty to mitigate damages or Losses hereunder.

(b)	In no event will either Party be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to this Agreement (whether or not foreseeable and even if such Party has been advised of the possibility of such losses or damages); provided, that this Section 12.2(b) will not apply to Losses arising from a Party’s fraud, willful misconduct or gross negligence, or Customer’s duty to indemnify BNY pursuant to Section 12.4(a).

(c)	Notwithstanding anything to the contrary set forth in this Agreement, in no event will BNY be liable for any losses or damages arising out of any of the following:

(i)	Customer’s or an Authorized Person’s decision to invest in or hold Assets in any particular country, including any losses or damages arising out of or relating to: (A) the financial infrastructure of a country; (B) a country’s prevailing custody and settlement practices; (C) nationalization, expropriation or other governmental actions; (D) a country’s regulation of the banking or securities industry; (E) currency and exchange controls, restrictions, devaluations, redenominations, fluctuations or asset freezes; (F) laws, rules, regulations or orders that at any time prohibit or impose burdens or costs on the transfer of Assets to, by or for the account of Customer or (G) market conditions which affect the orderly execution of securities transactions or affect the value of securities;

(ii)	BNY’s reliance on Instructions,;

(iii)	For any matter with respect to which BNY is required to act only upon the receipt of Instructions, (A) BNY’s failure to act in the absence of such Instructions or (B) Instructions that are late or incomplete or do not otherwise satisfy the requirements of Section 3.2(e), whether or not BNY acted upon such Instructions;

(iv)	BNY receiving or transmitting any data to or from Customer or any Authorized Person via any non-secure method of transmission or communication selected by Customer;

(v)	Customer’s or an Authorized Person’s decision to hold Cash in any currency; or

(vi)	The insolvency of any Person.

12.3.	Force Majeure

BNY will not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement to the extent caused, directly or indirectly, by any event beyond its reasonable control, including acts of God, strikes or other labor disputes, work stoppages, acts of war, terrorism, general civil unrest, governmental or military actions, legal constraint or the interruption, loss or malfunction of utilities or communications or computer systems. BNY will promptly notify Customer upon the occurrence of any such event and will use commercially reasonable efforts to minimize its effect.

12.4.	Indemnification

(a)	Customer will indemnify and hold harmless BNY from and against all losses, costs, expenses, damages and liabilities (including reasonable counsel fees and expenses) (“Losses”) incurred by BNY arising out of or relating to BNY’s performance under this Agreement, except to the extent resulting from BNY’s failure to perform its obligations under this Agreement in accordance with the Standard of Care. The Parties agree that the foregoing will include reasonable counsel fees and expenses incurred by BNY in its successful defense of claims that are asserted by Customer against BNY arising out of or relating to BNY’s performance under this Agreement. Any obligations of a Customer under this Section 12.4 will not be satisfied out of the assets of any other Customer and any obligations of any Customer under this Section 12.4 shall be several, and not joint, with respect to any other Customer.

(b)	Subject to BNY’s limitations of liability contained within Section 12.2 and Section 12.3, BNY will indemnify and hold harmless the Customer from and against direct Losses incurred by Customer as the direct result of BNY’s failure to perform its obligations under this Agreement in accordance with the Standard of Care; except in each case to the extent such Losses result from Customer’s own fraud, negligence or willful misconduct or failure to perform its obligations under this Agreement.

13.	CONFIDENTIALITY

13.1.	Confidentiality Obligations

Each Party agrees to (a) use the Confidential Information of the other Party solely to accomplish the purposes of this Agreement and, except in connection with such purposes or as otherwise permitted herein, not to disclose, publish, release, transfer or otherwise make available (except its personnel and external professional advisers who have a need to know such Confidential Information) without the prior written consent of the other Party; and (b) secure and protect the Confidential Information of the other Party from unauthorized use or disclosure by using at least the same degree of care as the Party employs to avoid unauthorized use of or disclosure of its own Confidential Information, but in no event less than reasonable care; and (c) not duplicate any material containing the Confidential Information of the other Party except in the direct performance of its obligations hereunder. Notwithstanding the foregoing, BNY may:(a) use Customer’s Confidential Information in connection with certain functions performed on a centralized basis by BNY, its Affiliates and joint ventures and their service providers, including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, compilation and analysis of customer related data and storage); (b) disclose such information to its Affiliates and joint ventures and to its and their service providers who are subject to confidentiality obligations and (c) store the names and business contact information of Customer’s employees and representatives relating to this Agreement on the systems or in the records of its Affiliates and joint ventures and its and their service providers. In addition, BNY may aggregate information regarding Customer and the Accounts on an anonymized basis with other similar client data for BNY’s and its Affiliates’ reporting, research, product development and distribution, and marketing purposes, provided that any distribution of such aggregated data shall not be in a format that can be reverse engineered to identify customer-related data with respect to Customer or any particular Trust.

13.2.	Exceptions; Return or Destruction of Confidential Information.

(a)	The Parties’ respective obligations under Section 13.1 will not apply to any such information: (a) that is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than the receiving Party; (b) that was known to the receiving Party as of the time of its disclosure and was not otherwise subject to confidentiality obligations; (c) that is independently developed by the receiving Party without reference to such information; (d) that is subsequently learned from a third party not known to be under a confidentiality obligation to the disclosing Party or (e) that is required to be disclosed (in the reasonable opinion of its legal counsel) pursuant to applicable law, rule, regulation, requirement of any law enforcement agency, court order or other legal process or at the request of a regulatory authority; provided that, in all cases of such disclosure under (e), the receiving Party will, if legally permissible under applicable law, endeavor to provide commercially reasonable notice to the other Party, and where it is practicable under the relevant circumstances, will do so prior to disclosure, so that the other Party may seek a protective order or other appropriate remedy, if it thinks fit.

(b)	Upon the earlier of: (i) the Confidential Information (or the relevant portion of it) becoming no longer required for the receiving Party’s performance under this Agreement; or (ii) termination or expiration of this Agreement; and upon written request, the receiving Party shall securely destroy the Confidential Information (or the relevant portion of it), ensuring it is irrecoverable disclosing Party requests the return of its Confidential Information, in which case receiving Party shall promptly return it (in a format and by a method reasonably acceptable to disclosing Party), and promptly certify such destruction or return (as applicable), if so requested. Notwithstanding the foregoing, the receiving Party may retain copies of such Confidential Information as required by applicable law or, in accordance with the receiving Party’s records retention or back-up policies or procedures, so long as they continue to be kept in accordance with the provisions of this Section 13. The receiving Party shall endeavor to notify the other Party within a commercially reasonable time in light of the relevant circumstances in the event that Confidential Information has been lost, misplaced, or disclosed in contravention to the terms of this Section 13.

14.	TERM AND TERMINATION

14.1.	Term

The term of this Agreement will commence on the Effective Date and will continue in effect until terminated in accordance with the provisions herein.

14.2.	Termination

(a)	Each Party may terminate this Agreement with respect to one or more Series by giving to the other Party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Notwithstanding anything to the contrary in this Agreement, either Party may, on thirty (30) days’ written notice or shorter timeframe as required by applicable law, terminate this Agreement (in whole or in part) in the event any regulator or governmental authority so requests or if continuing would place BNY, Customer, and/or any of their Affiliates in breach of applicable law. Either Party may terminate this Agreement on written notice if the other Party undergoes a Change of Control (as defined below); provided that such notice may only be given within sixty (60) days of the terminating Party first becoming aware of such Change of Control having occurred or of the terminating Party receiving written notification of it having occurred from the other Party, whichever is the later. “Change of Control” for these purposes means either: (i) the sale of all or substantially all of the assets of a Party to an unaffiliated party; or (ii) any merger, consolidation or acquisition of the capital stock of a Party the result of which is that an unaffiliated third-party holds more than twenty-five percent (25%) of either the economics or voting capital stock of such Party. Termination by a Party of this Agreement will be without prejudice to and with full reservation of any other rights and remedies available to the other Party. Termination will not affect any of the obligations either Party owes to the other arising under this Agreement prior to such termination, including any outstanding compensation payable or amounts reimbursable under this Agreement.

14.3.	Effect of Termination; Transition

(a)	Upon termination hereof, BNY will follow such reasonable Instructions as Customer issues concerning the transfer of custody of records, Assets and other items; provided that (a) BNY will have no responsibility or liability for shipping and insurance costs associated therewith and (b) full payment has been made to BNY of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any Assets remain in any Account after termination, BNY shall deliver to Customer such Assets.

(b)	Notwithstanding any provision of this Section 14 to the contrary, in the event that this Agreement is terminated in its entirety, the Parties agree to continue operating under the terms of this Agreement as if this Agreement remained in full force and effect for up to one (1) year or for such shorter period of time as the Parties mutually agree is necessary for BNY to transfer custody records, Assets and other items to a successor custodian pursuant to Instructions (the “Transition Period”); provider, that during any such Transition Period, BNY will be entitled to compensation for BNY’s Transition Period services pursuant to Section 10 and the provisions of this Agreement relating to the duties and obligations of BNY will remain in full force and effect. If any Assets remains in any Account after the Transition Period, BNY shall deliver to Customer such Assets.

14.4.	Survival

Any and all provisions of this Agreement which by their nature or effect are required or intended to be observed, kept or performed after the expiration or termination of this Agreement will survive the expiration or any termination of this Agreement and remain binding upon and for the Parties’ benefit, including Section 11 (Representations, Warranties and Covenants); Section 12 (Liability); Section 13 (Confidentiality); Section 14.3 (Effect of Termination); Section 14.4 (Survival) and Section 15.3 (Governing Law/Forum).

15.	GENERAL

15.1.	Assignment

Neither Party may, without the other Party’s prior written consent, assign any of its rights or delegate any of its duties under this Agreement (whether by change of control, operation of law or otherwise); provided, however that BNY may, without the prior written consent of Customer, but with commercially reasonable notice to the Customer in light of the relevant circumstances, assign this Agreement or any of its rights, or delegate any of its duties hereunder: (a) to any BNY Affiliate; (b) to any successor to the business of BNY to which this Agreement relates, in which event BNY agrees to provide notice of such successor to Customer or (c) as otherwise permitted in this Agreement; provided further that any entity to which this Agreement is assigned by BNY without the prior written consent of Customer pursuant to a foregoing item (a), (b) or (c) will satisfy the requirements for serving as a custodian under applicable law. Any purported assignment or delegation by a Party in violation of this provision will be voidable at the option of the other Party. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective permitted successors and assigns.

15.2.	Amendment

This Agreement may be amended or modified only in a written agreement signed by an authorized representative of each Party. For purposes of the foregoing, email exchanges between the Parties will not be deemed to constitute a written agreement.

15.3.	Governing Law/Forum

(a)	The substantive laws of the state of New York (without regard to its conflicts of law provisions) will govern all matters arising out of or relating to this Agreement, including the establishment and maintenance of the Accounts and for purposes of the Uniform Commercial Code and all issues specified in Article 2(1) of the Hague Securities Convention.

(b)	Each Party irrevocably agrees that all legal actions or proceedings brought by it against the other Party arising out of or relating to this Agreement will be brought solely and exclusively before the state or federal courts situated in New York City, New York. Each Party irrevocably submits to personal jurisdiction in such courts and waives any objection which it may now or hereafter have based on improper venue or forum non conveniens. The Parties hereby unconditionally waive, to the fullest extent permitted by applicable law, any right to a jury trial with respect to any such actions or proceedings.

15.4.	Reserved.

15.5.	Non-Fiduciary Status

Customer hereby acknowledges and agrees that BNY is not a fiduciary by virtue of accepting and carrying out its obligations under this Agreement and has not accepted any fiduciary duties, responsibilities or liabilities with respect to its services hereunder, including with respect to the management, investment advisory or sub-advisory functions of Customer.

15.6.	Notices

Other than routine communications in the ordinary course of providing or receiving services hereunder (including Instructions), all notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

If to DE Trustee of the Customer:

CSC Delaware Trust Company
Attention: Corporate Trust Administration
251 Little Falls Drive
Wilmington, DE 19808

with a copy to Sponsor of the Customer:

Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
Attn: Clare Wlordarcyzk

If to BNY:

The Bank of New York Mellon
240 Greenwich St.
New York, NY 10286
Attn: Legal Department

or at such other place as may from time to time be designated in writing. Notices hereunder shall be effective upon receipt.

15.7.	Entire Agreement

This Agreement constitutes the sole and entire agreement among the Parties with respect to the matters dealt with herein, and merges, integrates and supersedes all prior and contemporaneous discussions, agreements and understandings between the Parties, whether oral or written, with respect to such matters.

15.8.	No Third Party Beneficiaries

This Agreement is entered into solely between, and may be enforced only by, the Parties. Each Party intends that this Agreement will not, and no provision of this Agreement will be interpreted to, benefit, or create any right or cause of action in or on behalf of, any party or entity other than the Parties. It is expressly understood and agreed by BNY that this Agreement is executed and delivered on behalf of the Customer by the Sponsor, not individually or personally, but solely as Sponsor of the Customer in the exercise of the powers and authority conferred and vested in it; the representations, covenants, undertakings and agreements herein made on the part of the Customer are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Customer; nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Customer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and (d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Customer or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Customer under this Agreement or any other related document.

15.9.	Counterparts/Facsimile

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. This Agreement may also be executed and delivered by facsimile or email with confirmation of delivery and/or receipt.

15.10.	Interpretation

The terms and conditions of this Agreement are the result of negotiations between the Parties. The Parties intend that this Agreement will not be construed in favor of or against a Party by reason of the extent to which such Party or its professional advisors participated in the preparation or drafting of this Agreement.

15.11.	No Waiver

No failure or delay by a Party to exercise any right, remedy or power it has under this Agreement will impair or be construed as a waiver of such right, remedy or power. A waiver by a Party of any provision or any breach of any provision will not be construed to be a waiver by such Party of such provision in any other instance or any succeeding breach of such provision or a breach of any other provision. All waivers will be in writing and signed by an authorized representative of the waiving Party.

15.12.	Headings

All section and subsection headings in this Agreement are included for convenience of reference only and will not be considered in the interpretation of the scope or intent of any provision of this Agreement.

15.13.	Severability

If a court of competent jurisdiction determines that any provision of this Agreement is illegal or invalid for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement. In such case, the Parties will negotiate in good faith to replace each illegal or invalid provision with a valid, legal and enforceable provision that fulfills as closely as possible the original intent of the Parties.

15.14.	Several Nature of Customer Obligations

The Parties acknowledge and agree that where “Customer” refers to multiple trusts as listed on Appendix A, each such trust is a separate Customer under this Agreement. The obligations of each Customer under this Agreement are several and not joint. If at any time one or more Customers ceases to be a party to this Agreement (whether by reason of termination of this Agreement with respect to such Customer, dissolution, liquidation or otherwise), this Agreement shall continue in full force and effect with respect to all remaining Customers. No Customer shall have any liability or responsibility for the obligations, representations, warranties, acts or omissions of any other Customer under this Agreement.

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE BANK OF NEW YORK MELLON	MORGAN STANLEY INVESTMENT MANAGEMENT, INC. AS SPONSOR FOR AND ON BEHALF OF EACH ENTITY LISTED ON APPENDIX A

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXECUTION VERSION

APPENDIX A

Customers

Morgan Stanley Bitcoin Trust